Exhibit 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-50447 of Columbus Southern Power Company on Form S-3 of our reports dated February 25, 1997, appearing in and incorporated by reference in this Annual Report on Form 10-K of Columbus Southern Power Company for the year ended December 31, 1996.


Deloitte & Touche LLP
Columbus, Ohio
March 25, 1997